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                                                                         (a)(37)

                               JOHN HANCOCK TRUST


                        Amendment to Declaration of Trust



         The undersigned, being a majority of the Trustees of John Hancock Trust (the "Trust"), acting pursuant to Section 7.3 of the Agreement and Declaration of Trust of the Trust dated September 29, 1988, as amended (the "Declaration of Trust") and in accordance with a Majority Shareholder Vote of the Trust (as defined in the Declaration of Trust), hereby amend and restate Article IV,
Section 4.1 of the Declaration to read in its entirety:


         Section 4.1(a) SERIES OF SHARES. The Trustees shall have the authority, without action or approval of the Shareholders, from time to time to divide the Shares into two or more Series of Shares as they deem necessary or desirable. Each Series of Shares shall be separate from each other Series of Shares. The Trustees shall have exclusive power without the requirement of shareholder approval to establish and designate such separate Series of shares, and to fix and determine the relative rights and preferences as between the Shares of the separate Series of Shares as to purchase price, right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, on conditions under which the several Series of Shares shall have separate voting rights or no voting rights.

         Each Shares of a Series of Shares shall represent a beneficial interest only in the assets belonging to that Series of Shares, and such interest shall not extend to the assets of any other Series of Shares or to the assets of the Trust generally. Shareholders of a particular Series of Shares shall not be entitled to participate in a derivative or class action on behalf of any other Series of Shares or the Shareholders of any other Series of Shares.

         The establishment and designation of any Series of Shares in addition to those established and designated in Section 4.2 shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series of Shares. At any time that there are no Shares outstanding of any particular Series of Shares previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series of Shares and the establishment and designation thereof.

         The Trustees shall also have the authority, without action or approval of the Shareholders, from time to time to designate any class of Shares of a Series of Shares as a separate Series of Shares as they deem necessary or desirable. The designation of any class of Shares of a Series of Shares as a separate Series of Shares shall be effective at the time specified in an instrument setting forth such designation and executed by a majority of the Trustees. The Trustees shall allocate the assets, liabilities and expenses attributable to any class of Shares designated as a separate Series of Shares to such separate Series of Shares and shall designate the relative rights and preferences of such Series of Shares, provided that such relative rights and preferences are not materially adversely different from the relative rights and preferences of the class of Shares designated as a separate Series of Shares.

         Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of any Series of Shares to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series of Shares from any person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale of Shares of such Series of Shares generally.


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         In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this __ day of ______, ____.


------------------------                    ------------------------
Don B. Allen                                Charles L. Bardelis


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John D. DesPrez, III                        F. David Rolwing


------------------------                    ------------------------
John D. Richardson                          James M. Oates


------------------------                    ------------------------
Elizabeth G. Cook                           Hassell H. McClellan



The Agreement and Declaration of Trust of the Trust, September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.